MAUI LAND & PINEAPPLE, INC.
            RESTRICTED SHARE AGREEMENT FOR DAVID COLE

          Agreement dated October 6, 2003 ("Agreement"), between
Maui Land & Pineapple, Inc., a Hawaii corporation ("Company"), whose principal place of business is in the State of Hawaii, and David C. Cole ("Grantee").

          1. Grant of Restricted Shares. The Company hereby agrees to grant to Grantee 100,000 shares ("Restricted Shares") of the Company's common stock ("Company Stock" or "Shares"), which grant shall be effective as of October 15, 2003 ("Grant Date"). However, this grant shall be contingent upon the Company's obtaining shareholder approval of certain amendments to the Company's Restated Articles of Association as may be required to increase authorized Shares for implementation of this grant. The actual transfer of the Restricted Shares shall be made to Grantee as soon as practicable following such shareholder approval. This grant of Restricted Shares is made pursuant to the terms of that certain employment agreement by and between the Company and Grantee effective as of October 15, 2003 ("Employment Agreement").

          2.   Restrictions During Restriction Period.

               a. Service Restriction. Except to the extent otherwise provided in this Agreement, each Restricted Share shall be forfeited and transferred to the Company upon Grantee's termination of employment for any reason, whether voluntary or involuntary, as an employee of the Company or its subsidiary prior to the expiration of the "Restriction Period" for such Restricted Share, as that term is defined below; provided, however, that, for this purpose, (i) any termination of Grantee's employment that occurs on or after the fourth anniversary of the Grant Date but not later than the Final Announcement Date, as defined in Section 2.d below, shall be deemed to have occurred on the first business day after the Final Announcement Date, and
(ii) any other termination of Grantee's employment by reason of death (as described in Section 8(a) of the Employment Agreement) or disability (as described in Section 8(b) of the Employment Agreement) that occurs on or after July 1 of any year during the Performance Period (as defined below in Section 2.c(2)) but no later than the Announcement Date (as defined below in Section 2.c(5)) for that year shall be deemed to have occurred on the first business day after such Announcement Date. Further, for this purpose, Grantee's employment shall not be treated as terminated in the case of a transfer of employment within the Company and its subsidiaries or in the case of sick leave and other approved leaves of absence.

               b. Transfer Restriction. During the Restriction Period for a particular Restricted Share or Shares, such Restricted Share(s) shall not be sold, assigned, pledged, or otherwise transferred by Grantee except by will or by the laws of descent and distribution, or to a member of Grantee's immediate family or, provided that the transferee agrees in writing in a form provided by the Company to be bound by all provisions of this Agreement, a trust or family partnership or any other entity customarily used for estate planning purposes. Any attempted transfer of the Restricted Shares contrary to the foregoing restriction shall be ineffective.

               c. Restriction Period. For purposes of this Agreement and with respect to any particular Restricted Share granted under this Agreement, the term "Restriction Period" shall mean a period which commences on the Grant Date and terminates upon the vesting of such Restricted Share as provided in the following paragraphs.

                    (1)  Up to 25% of the aggregate Restricted
Shares (i.e., up to 25,000 shares) shall be vested based on the achievement of performance objectives during the one-year performance period beginning January 1, 2004, and ending on December 31, 2004. At its sole and complete discretion, the Compensation Committee of the Company's Board of Directors (the "Committee") shall assess the Grantee's performance against the following performance objectives and determine the number of Restricted Shares which shall be vested based on such assessment:
(i) return of the Company's agricultural group to breakeven by the end of 2004; (ii) adoption of a strategic plan describing the Company's chosen markets and methods; (iii) configuration and alignment of an executive team with the skills and incentives to implement the strategic plan; and (iv) enrichment and extension of the Company's reputation as a good corporate citizen on Maui and throughout Hawaii.

                    (2)  Thereafter, the remaining 75% of
aggregate Restricted Shares shall become vested annually based on the achievement of performance criteria during the annual performance periods beginning January 1, 2005, and ending on December 31, 2007 (those three years, taken together, being referred to herein as the "Performance Period"). Specifically, for each of those three calendar years, a block of 25% of the aggregate Restricted Shares (i.e., 25,000 shares) shall be subject to vesting based on achieving, during such year, a level of "Return on Equity" ("ROE", as described below) within a range of ROE from a threshold of 10% to a maximum of 20%. The amount of the block that is vested for each of those calendar years shall be determined by multiplying the block of Restricted Shares (i.e., 25,000 shares) by a fraction (not exceeding 1.0), the numerator of which is the amount by which the ROE for the year exceeds the threshold ROE of 10%, and the denominator of which is 10%. Thus, for example, assume that for the year 2005 the ROE is determined to be 15%. Half of the 25,000 Restricted Shares for 2005 will become vested following the end of 2005 (i.e., based on a fraction of (15% ROE minus 10% threshold ROE)/10%). Notwithstanding the foregoing, in the event that Grantee's employment is terminated by reason of death or disability that occurs on or after July 1 of any year in the Performance Period but no later than the Announcement Date for that year and is therefore deemed to have occurred on the first business day after such Announcement Date pursuant to Section 2.a, then the number of Restricted Shares that otherwise would vest pursuant to the above calculation shall be multiplied by a fraction (not exceeding 1.0), the numerator of which is the number of days in the year of Grantee's death or disability prior to such death or disability, and the denominator of which is 365.

                    (3) Further, the blocks of 25,000 shares for the calendar years 2005, 2006 and 2007 shall be subject to additional vesting based on a determination of the average ROE for the two-year and three-year periods ending at the end of the second and third calendar years in the Performance Period. Specifically, the additional Restricted Shares vested for a given calendar year shall be determined following the end of the second calendar year and the third calendar year within the Performance Period and shall be equal to: (i) the vested amount of the block of 25,000 Restricted Shares for the given calendar year as determined by applying the above fraction, except by substituting the average ROE for the two-year or three-year period, as applicable, in lieu of the ROE for the given calendar year, minus
(ii) the amount of shares for the given calendar year that has vested based on the ROE for that year alone (or, in the case of evaluation of vesting of the block of 25,000 shares for 2005 in light of the three-year average ROE for 2005, 2006 and 2007, minus the amount that had vested based on ROE for 2005 and minus any additional amount that had vested based on the average ROE for 2005 and 2006). Thus, for example, again assume that for the year 2005 the ROE is determined to be 15%, and the 25,000 share block of Restricted Shares for 2005 becomes 50% vested following the end of 2005 (i.e., based on a fraction of (15% ROE minus 10% threshold ROE)/10%). Thereafter, if the average ROE as of the end of 2006 is determined to be 16%, then the 25,000 share block of Restricted Shares for 2005 shall be subject to an additional 10% vesting, equal to 60% vesting based on the average ROE (i.e., fraction of (16% average ROE minus 10% threshold ROE)/10%) minus 50% prior vesting based on ROE for 2005. In other words, to the extent that the average ROE for the Performance Period determined as of the end of 2006 or 2007 exceeds the ROE for a particular calendar year within the Performance Period as calculated for that year alone, an additional amount of the 25,000 share block of Restricted Shares for that calendar year shall become vested. Without limiting the generality of the foregoing but for greater clarity: (i) additional vesting of the 25,000 share block for 2005 might occur not only on the basis of the two-year average for 2005 and 2006 but also on the basis of the three-year average for 2005, 2006, and 2007; and (ii) an additional amount of the 25,000 share block for 2007 (beyond the amount thereof that vested based on the ROE for 2007 alone) will become vested based on such average ROE calculation for the entire three-year period if the average ROE for the entire three-year period is higher than the ROE for 2007 alone. Notwithstanding the foregoing, in the event that Grantee's employment is terminated by reason of death or disability that occurs on or after July 1 of any year in the Performance Period but no later than the Announcement Date for that year and is therefore deemed to have occurred on the first business day after such Announcement Date pursuant to
Section 2.a, then the number of additional Restricted Shares that otherwise would vest pursuant to the above calculation shall be multiplied by a fraction (not exceeding 1.0), the numerator of which is the number of days in the year of Grantee's death or disability prior to such death or disability, plus 365 times the number of previous years in the Performance Period (if any), and the denominator of which is 365 times the number of years in the Performance Period (through and including the year of Grantee's death or disability).

                    (4)  For purposes of this Agreement,
Return on Equity or ROE shall mean the Company's net income after tax, exclusive of extraordinary items such as discontinued operations, asset sales outside the ordinary course of business, and major impairment losses, divided by beginning stockholders' equity, all determined, unless otherwise agreed by the Company and Grantee, in accordance with generally accepted accounting principles, consistently applied ("GAAP").

                    (5)  With proper regard to GAAP and sound
accounting judgments and the agreements of the Company and Grantee, the Committee shall announce the extent of vesting of the block of Restricted Shares for each year during the Performance Period as soon as reasonable possible after audited financial statements are available for such year and again, if applicable, as soon as practicable after audited financial statements become available for the following one or two calendar years. As to shares that vest, the Restriction Period shall terminate as of the date on which the Committee so announces vesting.

               d. Other Termination of Restriction Period. Notwithstanding Section 2.c above, the Restriction Period shall terminate as to all of the Restricted Shares, and all such shares shall vest, immediately upon: (i) any termination by the Company "without cause" of Grantee's employment on or before the date of the Committee's announcement of vesting as to 2007 and any additional vesting as to the 25,000 share blocks for 2005 and 2006 (the "Final Announcement Date"); or (ii) except as provided in
Section 8(g)(iii) of the Employment Agreement, the Grantee's resignation for "good reason" on or before the Final Announcement Date. For these purposes, termination of Grantee's employment by Company "without cause" and Grantee's resignation "for good reason" shall be understood as those terms are explained in Sections 8(d), 8(f), and 8(g) of the Employment Agreement.

               e. Lapse of Restrictions. The restrictions set forth in Sections 2.a and 2.b above shall lapse and no longer apply as to any Share(s) upon the termination of the Restriction Period as to such Share(s) (i.e., upon their vesting).

               f. Forfeiture Following Performance Period. To the extent that the Restriction Period for the Restricted Shares does not terminate or lapse based on performance through December 31, 2007, any remaining nonvested Restricted Shares shall be forfeited and transferred to the Company as soon as practicable following the Final Announcement Date.

           3.  Issuance of Shares; Registration; Withholding
               Taxes.

               a. As part of the grant under this Agreement, certificates for the Restricted Shares shall be issued in Grantee's name and shall be held by the Company until (i) such Shares vest (so that the restrictions on such shares lapse), or
(ii) such Shares are forfeited as provided herein. A certificate or certificates representing the Restricted Shares as to which the Restriction Period has terminated (i.e. shares that have vested) shall be delivered to Grantee promptly upon such termination (i.e., vesting). No certificate representing forfeited Restricted Shares shall be delivered to the Grantee.

               b.     The Company may require customary
investment representation from Grantee and may include legends on the stock certificate(s) as described in Section 7 below. The Company may withhold Shares to the extent required under applicable tax withholding laws, including the withholding of Shares otherwise payable as part of the grant. In any event, Grantee shall comply with any and all legal requirements relating to Grantee's resale or other disposition of any Shares acquired under this Agreement.

          4. Share Exchanges and Extraordinary Distributions. If there should occur, while any of the Restricted Shares are being held by Company as provided in Section 3, above, either (a) an exchange of Company shares for other securities or (b) an extraordinary distribution to Company shareholders of cash (other than an ordinary cash dividend), additional securities, or other property, Company shall: (i) hold and/or (ii) distribute to Grantee and/or (iii) treat as forfeited the exchanged securities or the cash, securities, or other property comprising the extraordinary distribution proportionately as it would have done as to the Shares so exchanged or as it does to the Shares in respect of which such extraordinary distribution is made. This provision is intended to apply, as applicable, in the case of a merger, reorganization, recapitalization, reclassification, stock split, stock dividend, spin-off, large special distribution, etc.

          5. Rights as Shareholder. Unless otherwise specifically provided herein, Grantee shall be entitled to all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote such Shares and to receive ordinary dividends
(not including exchanged securities or extraordinary distributions provided for in Section 4 above) payable with respect to such Shares since the Grant Date. Grantee's rights as a shareholder shall terminate in the event of Grantee's forfeiture of the Restricted Shares.

          6.   Registration of Restricted Shares.

               a. As used in this Section 6, the following terms shall have the following respective meanings:

                    (1)  "1933 Act" means the Securities Act of
1933, as amended.

                    (2)  "1934 Act" means the Securities Exchange
Act of 1934, as amended.

                    (3)  "Form S-3" means SEC Form S-3 under the
1933 Act as in effect on the date hereof or any other registration form under the 1933 Act which, at the applicable time, permits the registration of Shares as and in the manner provided herein and the incorporation by reference of substantial information for other documents filed with the SEC.

                    (4)  The terms "register", "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such registration statement or document with the SEC.

                    (5)  The term "Registrable Securities" means:
(i) Restricted Shares which have vested (and as to which, therefore, the Restriction Period has terminated) and (ii) any Company Stock issued by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, such Restricted Shares; but excluding in all cases, however, any Registrable Securities sold or otherwise transferred by Grantee in a transaction in which his rights under this Section 6 are not effectively assigned.

               b. The Company shall use its best efforts (i) to effect the registration for resale by Grantee or his permitted transferee on Form S-3 and on a "shelf registration" basis, of each 25% block of the Restricted Shares (and any other related Registrable Securities) prior to the time for announcement of vesting of such 25% block of Restricted Shares pursuant to
Section 2.c hereof; and (ii) to maintain such registration in effect continuously until the expiration of Grantee's registration rights as provided for in the immediately following
Section 6.c hereof; and (iii) to effect all such other registrations, qualifications and compliance as may be requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this
Section 6 in any particular state or jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to the service of process in effecting such registration, qualification or compliance.

               c.   The Grantee's registration rights shall
expire upon the earlier to occur of the following: (i) when all shares of Company Stock held by and issuable to the Grantee have vested and may be sold by Grantee under Rule 144 during any ninety (90) day period; or (ii) at such time as all Registrable Securities may be sold by Grantee under SEC Rule 144(k).

               d. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (1)  Prepare and file with the SEC a
registration statement with respect to such Registrable
Securities and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective until the expiration of Grantee's registration rights as provided for in the preceding Section 6.c.

                    (2)  Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement until the termination of registration rights as set forth in Section 6.c above.

                    (3)  Furnish to the Grantee such numbers of
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as he may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

                    (4)  Use its best efforts to register and
qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

                    (5)  Notify the Grantee at any time when a
prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In such instance, Company shall use its best efforts to amend or supplement such prospectus to cure any such statement or omission so as to render such statement or omission not misleading.

               e. In connection with any action pursuant to this Section 6, the Grantee shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of his Registrable Securities. In that connection, the Grantee shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made. Notwithstanding the foregoing, the Grantee may not dispose of the Registrable Securities in an underwritten public offering without the prior written consent of the Company, which consent shall not be unreasonably withheld or conditioned.

               f.   (1)  For purposes of this Section 6,
"Registration Expenses" shall mean all expenses incurred by the Company in complying with any of the provisions in this Section 6, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and disbursements, and the expense of any special audits incident to or required by any registration pursuant to Section 6.b.

                    (2) For purposes of this Section 6, "Selling Expenses" shall mean all selling commissions applicable to the sale of the Registrable Securities in the registration, all stock transfer taxes and all fees and disbursements of any special counsel retained in connection with each such registration by the Grantee.

                    (3)  The Company shall bear all Registration
Expenses.  All Selling Expenses shall be borne by the Grantee.

               g. In the event any Registrable Securities are included in a registration statement under this Section 6:

                    (1)  To the extent permitted by law, the
Company will indemnify and hold harmless the Grantee, any underwriter (as defined in the 1933 Act) for the Grantee and each person, if any, who controls such Grantee or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse the Grantee and each such underwriter or controlling person for any reasonable and documented legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company's indemnity contained in this Section 6.g shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by Grantee or such underwriter or controlling person. The Company shall not be required to indemnify any person against any liability arising out of the failure of the Grantee or person acting on behalf of the Grantee to deliver a prospectus as required by the 1933 Act. The indemnity provided for in this Section 6.g shall remain in full force and effect regardless of any investigation made by or on behalf of such Grantee, underwriter, participating person or controlling person and shall survive transfer of such securities by the Grantee.

                    (2)  To the extent permitted by law, the
Grantee will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter (within the meaning of the 1933 Act) for the Company, any person who controls such underwriter, and any other Company shareholder selling securities in such registration statement or any of its partners, directors or officers or any person who controls such Company shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Grantee expressly stated in a writing for use in connection with such registration; and the Grantee will reimburse any reasonable and documented legal or other expenses, as incurred, where same are reasonably incurred by any person intended to be indemnified pursuant to this Section 6.g, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 6.g shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Grantee, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of the Grantee under this Section 6.g shall be limited to an amount equal to the net proceeds from the offering price of the shares sold by the Grantee.

                    (3) Promptly after receipt by an indemnified party under this Section 6.g of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.g notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable and documented fees and expenses to be paid by the indemnifying party if the indemnified party reasonably determines that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action (but only to such extent), shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.g, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.g.

                    (4)  In order to provide for just and
equitable contribution to joint liability under the 1933 Act in any case in which either (i) any indemnified party makes a claim under this Section 6.g or any controlling person of such indemnified party makes such a claim but is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.g provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such person seeking indemnity under the terms of this Section 6.g; then, and in each such case, the Company and such person will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) the Grantee shall not be required to contribute any amount in excess of the net proceeds from the offering price of all such Registrable Securities sold by him pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               h.   With a view to making available to the
Grantee the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Grantee to sell securities of the Company to the public without registration, the Company agrees to:

                    (1)  use its best efforts to make and keep
public information available, as those terms are understood and defined in Rule 144, at all times;

                    (2)  use its best efforts to file with the
SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                    (3)  furnish to the Grantee, so long as he
owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in order to permit the Grantee to avail himself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration or pursuant to such form.

               i. The rights to cause the Company to register Registrable Securities pursuant to this Section 6: (a) shall accompany the Restricted Shares in any transfer by will or by the laws of descent and distribution (to the extent of the transfer), and (b) may be assigned by the Grantee to any member of Grantee's immediate family, trust or family partnership or other entity customarily used for estate planning purposes to whom or which any of the Restricted Shares are transferred (to the extent of the Restricted Shares transferred to such person); provided that, in the case of either clause "a" or clause "b" above: (i) the person or entity receiving such Shares and rights timely executes and delivers to the Company a written agreement to be bound by the terms of this Agreement applicable to registration and/or sale or other disposition of such Shares and the liabilities and obligations in connection therewith, and (ii) the transfer of such Shares is permissible hereunder and under all applicable securities laws.

          7. Restrictive Legends. Without limiting the Company's obligations under Section 6 hereof, or the rights of Grantee thereunder, as a condition of the issuance of the Restricted Shares, the Grantee shall give the Company a written acknowledgement substantially in the form attached hereto as Attachment A, acknowledging that said shares may be reoffered or resold by the Grantee only pursuant to a separate registration statement under the Securities Act of 1933 (including without limitation a registration statement filed pursuant to Section 6 hereof) or pursuant to an exemption from such registration requirements (such as compliance with the provisions of Rule 144 under the Securities Act of 1933) and the Company may place upon the stock certificate(s) for such Restricted Shares the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT THE PROPOSED TRANSFER IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          If, in the reasonable opinion of the Company and its counsel, such legend is placed on any certificate representing Restricted Shares, and then, under relevant provisions of the federal securities laws and regulations and the case law and interpretive and "no-action" guidance thereunder, such legend is no longer required, Grantee shall be entitled to exchange such certificate with the Company for a certificate representing the same number of Shares but without such legend.

          Further, during the Restriction Period, all certificates evidencing Restricted Shares issued under this Agreement shall bear the following legend:

          THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE EMPLOYMENT AGREEMENT AND RESTRICTED SHARE AGREEMENT ENTERED INTO BY AND BETWEEN THE REGISTERED OWNER AND MAUI LAND & PINEAPPLE COMPANY, INC. COPIES OF SUCH AGREEMENTS ARE ON FILE IN THE OFFICES OF MAUI LAND & PINEAPPLE COMPANY, INC.

          Such legend shall be removed from the certificates representing Restricted Shares as to which the Restriction Period has terminated (i.e., shares that have vested) and that are delivered to Grantee pursuant to Section 3.a hereof.

          8. Employment Rights. The grant of Restricted Shares is made in accordance with the Employment Agreement between Grantee and the Company, which Employment Agreement shall govern the terms and conditions of the Grantee's employment with the Company.

          9. Amendment. This Agreement may be amended by the Company at any time based on its determination that the amendment is necessary or advisable in light of any addition to, or change in, the Internal Revenue Code of 1986, as amended, or regulations issued thereunder, or any federal or state securities law or other law or regulation; provided, however, that no such amendment shall adversely affect any of the rights of Grantee hereunder absent the written consent of Grantee.

          10. Notices. Any notice or other communication made in connection with this Agreement shall be deemed duly given in accordance with Section 25 of the Employment Agreement.

          11. Miscellaneous. If litigation, arbitration, or similar proceedings should be instituted based on, arising out of, or in connection with, this agreement, the prevailing party shall be entitled to an award of such party's costs and expenses in connection therewith, including reasonable and documented attorney fees and including reasonable and documented costs and expenses in any appeal. This Agreement sets forth the final and entire agreement between the parties with respect to the Restricted Shares, which shall be governed by and shall be construed in accordance with the laws of the State of Hawaii without regard to any otherwise applicable principles of conflicts of laws. This Agreement shall bind and benefit Grantee, the heirs, distributees, personal representative, and permitted assign(s) of Grantee, and the Company and its successors and assigns.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


COMPANY:  Maui Land & Pineapple      GRANTEE:
          Company, Inc.



By:   /S/ DAVID A. HEENAN            /S/ DAVID C. COLE
Name:     David A. Heenan                David C. Cole
Title:    Chairman of the Board



Attachments:

     Attachment A:  Acknowledgement Regarding Resale












            ATTACHMENT A TO RESTRICTED SHARE AGREEMENT

                ACKNOWLEDGEMENT REGARDING RESALE

          All capitalized terms used in this Acknowledgement shall have the meanings provided in the Restricted Share
Agreement dated October 6, 2003 (the "Agreement") between Maui
Land & Pineapple Company, Inc. and David C. Cole.

          In connection with the issuance of the Restricted
Shares:

          1. Grantee acknowledges that the offer and sale of the Restricted Shares to Grantee has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities act, in reliance, in part, on Grantee's representations, warranties and agreements herein.

          2. Grantee understands that the Restricted Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act") in that such shares will be acquired from Company in a transaction not involving a public offering, that the Restricted Shares may be reoffered and resold or otherwise transferred without registration under the Securities Act only in certain limited circumstances, and that in the absence of an effective registration statement under the Securities Act (including without limitation a registration statement filed by the Company pursuant to Section 6 of the Restricted Share Agreement) or an exemption under the Securities Act, the Restricted Shares must be held indefinitely. In this connection, Grantee understands the resale limitations imposed by the Securities Act.

          3. Grantee represents and warrants to the Company that he acquiring the Option Shares for investment and not for resale or with a view to distribution other than pursuant to a registration statement filed by the Company pursuant to Section 6 of the Restricted Share Agreement. Grantee further represents that he [(i) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, and (ii)] possesses, either alone or with his "purchaser representative" within the meaning of Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company.

          4. Grantee acknowledges that he will not make any disposition or other transfer of all or any part of the Restricted Shares that will result in the violation by Grantee or the Company of any applicable law, rule or regulation, including the Securities Act or any applicable state securities law. Without limiting the foregoing, Grantee agrees not to make any offer, sale or other disposition or transfer of all or any part of the Restricted Shares unless and until:

               (a)  There is then in effect a registration
statement under the Securities Act covering such offer, sale or other disposition (including without limitation a registration statement filed by the Company pursuant to Section of the Restricted Share Agreement), and such offer, sale or other disposition is made in accordance with such registration statement and any applicable state securities laws; or

               (b)  Grantee has notified the Company of the
proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and, if and to the extent requested by the Company, Grantee has furnished Company with a written opinion of counsel, satisfactory to Company in its sole discretion, that such offer, sale or other disposition or transfer will not require registration under the Securities Act, or the consent of, or a permit from, appropriate authorities under any applicable state securities law.

          5. Grantee acknowledges that he has a pre-existing relationship with the Company and has has received and reviewed all other documents and information he considers necessary and appropriate for deciding whether to invest in Restricted Shares. Grantee acknowledges that he has had an opportunity to ask questions and receive answers regarding the terms and conditions of the investment in Restricted Shares and regarding the business, financial affairs, and other aspects of the Company, and has further had the opportunity to obtain all information (to the extent the Company possesses or can acquire such information without unreasonable expense or effort) that he deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Grantee.

          6. Nothing in this acknowledgement shall abridge or otherwise qualify Grantee's rights under the Agreement, including without limitation his rights under Section 6 thereof.


DATE:____________________________       GRANTEE:




                                        David C. Cole